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                                                                   EXHIBIT 10.10

                        SUPPLEMENTARY PURCHASE AGREEMENT


     AGREEMENT made as of the 1st Day of September, 1994, by and among Navigation Technologies Corporation, a Delaware corporation ("NavTech"); Philips Venture Capital Fund B.V., a corporation organized under the laws of the Netherlands ("Philips"); European Geographic Technologies B.V., a corporation organized under the laws of the Netherlands ("EGT"); and Philips Media B.V., an affiliate of Philips and a corporation organized under the laws of the Netherlands ("Philips Media").

     WHEREAS, NavTech and Philips Media are entering into a Stock Purchase Agreement simultaneously herewith pursuant to which Philips Media is acquiring certain securities of NavTech (the "Stock Purchase Agreement"), one provision of which is that NavTech enter into this Agreement;

     WHEREAS, each of the parties hereto wish to conduct certain transactions to facilitate the funding of NavTech and EGT;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:


ARTICLE 1  BASIC TRANSACTIONS
           ------------------

     1.1  Meaning of Terms.  Capitalized terms used but not otherwise defined
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herein shall have the same meaning as in the Stock Purchase Agreement.

     1.2  Supplementary Closing Date.  The "Supplementary Closing Date" shall be
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a date convenient to the parties which is not later than the tenth Business Day after the later of: (a) the date on which EGT receives all necessary approvals by all relevant government ministries, agencies or bodies to authorize the issuance of stock by EGT in an amount sufficient to complete the transaction envisioned by Section 1.11 herein and (b) the date NavTech establishes a wholly-owned subsidiary ("NavTech International") to make the investment in EGT .

     1.3  NavTech Bridge Loan Amount.  The "NavTech Bridge Loan Amount" shall
          --------------------------
mean the principal amount of the promissory notes of EGT held by NavTech, plus accrued interest thereon through the Closing Date (after which no further interest shall accrue).

     1.4  Valuation of EGT and NavTech Stock.  For all transactions envisioned
          ----------------------------------
by this Article 1, each share of EGT stock as presently constituted shall be


Supplementary Purchase Agreement

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valued at Nfl 6.00, and each share of NavTech Preferred Stock or Common Stock as presently constituted shall be valued at US $0.85.

     1.5  Exchange Rates.  For all transactions envisioned by this Article 1,
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the exchange rate for Dutch Guilders to U.S. Dollars shall be the New York
Foreign Exchange Guilder Selling Rate for the second Business Day preceding the Closing Date published in the Wall St. Journal.

     1.6  Exchange of Philips EGT Debt for NavTech Stock Held by EGT.  On the
          ----------------------------------------------------------
Closing Date, EGT shall deliver to Philips, in good delivery form and free and clear of any liens or encumbrances, 1,254,573 shares of NavTech Common Stock (constituting all shares of NavTech stock held by EGT) in exchange for a reduction equal to the value of such shares in the promissory notes of EGT held by Philips in the principal amount of Nfl 21,702,906 plus accrued interest thereon through the Closing Date (after which no further interest shall accrue) (collectively, after such reduction, the "Reduced Philips Bridge Loan Amount"). Immediately thereafter, NavTech shall issue to Philips 1,254,573 shares of Preferred Stock in exchange for the 1,254,573 shares of NavTech Common Stock acquired from EGT by Philips pursuant to this Paragraph.

     1.7  Exchange of Philips' EGT Stock for NavTech Stock.  On the Closing
          ------------------------------------------------
Date, Philips shall deliver to NavTech, by the Deed of Transfer prepared by the Civil Law Notary, the shares of EGT stock then held by Philips, in good delivery form and free and clear of any liens or encumbrances, and NavTech shall simultaneously deliver to Philips, in good delivery form and free and clear of any liens or encumbrances, Preferred Shares having an aggregate value equal to the EGT shares thus acquired.

     1.8  Philips Purchase of NavTech Stock.  On the Supplementary Closing Date,
          ---------------------------------
Philips shall pay NavTech an amount equal to the Reduced Philips Bridge Loan Amount, and NavTech shall simultaneously deliver to Philips, in good delivery form and free and clear of any liens or encumbrances, Preferred Shares having an aggregate value equal to the Reduced Philips Bridge Loan Amount.

     1.9  Philips Loan to NavTech.  On the Supplementary Closing Date, Philips
          -----------------------
shall lend NavTech Nfl 65,000,000 without interest.

     1.10  NavTech Investment in NavTech International.  On the Supplementary
           -------------------------------------------
Closing Date, immediately following the transactions of Sections 1.8 and 1.9, NavTech shall contribute in Dutch Guilders to the capital of NavTech International (the "NTI Investment Amount") an amount equal to the sum of US$40,000,000, the NavTech Bridge Loan Amount, and the Reduced Philips Bridge Loan Amount.

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     1.11  NavTech International Investment in EGT.  On the Supplementary
           ---------------------------------------
Closing Date, immediately following the transaction of Section 1.10, EGT will issue and sell to NavTech International, and NavTech International will purchase from EGT, the number of shares of EGT stock (rounded to the nearest whole share) valued at the NTI Investment Amount. EGT will promptly deliver to NavTech International the Deed of Issue prepared by the Civil Law Notary together with a copy of EGT's official shareholder register indicating that NavTech has been issued with the Shares purchased.

     1.12  EGT Repayment.  On the Supplementary Closing Date, immediately
           -------------
following the transaction of Section 1.11, EGT shall repay the Reduced Philips Bridge Loan Amount to Philips and the NavTech Bridge Loan Amount to NavTech, and Philips and NavTech shall cancel the corresponding promissory notes.

     1.13  EGT Purchase of Future Payments.  On the Supplementary Closing Date,
           -------------------------------
immediately following the transaction of Section 1.12, EGT shall purchase from NavTech the Dutch Guilder portion of the future payments to be made by Philips pursuant to Section 1.5 of the Stock Purchase Agreement, at the face amount of such payments before interest.

     1.14  NavTech Repayment.  On the Supplementary Closing Date, immediately
           -----------------
following the transaction of Section 1.13, NavTech shall repay Nfl 65,000,000 to Philips.

     1.15  Default.  Notwithstanding any other terms and conditions of Section
           -------
1.11 if the Supplementary Closing Date does not occur before January 1, 1995, NavTech International will be relieved of its obligation under Section 1.11 to acquire EGT stock and make the payments to EGT, the NavTech Bridge Loan Amount will be immediately due and payable to NavTech, and interest shall commence to accrue on the Reduced Philips Bridge Loan Amount retroactive to the Closing Date.

     1.16  Philips Prepayment.  Philips, NavTech and EGT agree to use their best
           ------------------
efforts to negotiate and execute a mutually agreeable license agreement for the use of NavTech's and EGT's databases by Philips and its affiliates, one provision of which will require Philips and its affiliates to apply prepayments made by Philips and its affiliates to EGT prior to the date hereof of Nfl 6,000,000, plus accrued interest thereon from the date of such prepayment to the date applied, as a credit pursuant to such license agreement (together, the "Philips Prepayment") against 50% of each license payment due thereunder to NavTech and EGT by Philips and its affiliates until such prepayments and interest have been entirely applied. In the event such license agreement is not negotiated within one year of the date hereof, the parties agree to negotiate a mutually agreeable extension of time to complete such agreement or a mutually agreeable repayment arrangement with respect to the Philips Prepayment, provided that no such repayment will commence prior to 1998.


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ARTICLE 2  REPRESENTATIONS, WARRANTIES AND COVENANTS
           -----------------------------------------

     2.1  Each party hereto represents as follows:

     (a) Existence and Standing.  It duly exists and is in good standing with
         ----------------------
the state or nation of its incorporation.

     (b) Corporate Powers.  It has all requisite power and authority to enter
         ----------------
into this Agreement and to perform all of its obligations hereunder and such performance will not conflict with any other contractual or legal obligation.

     (c) No Third Party Liability.  No liability shall be created to any third
         ------------------------
party by any provision hereunder. Each party will indemnify and hold harmless the other parties hereto from any claim, action, or action for damages by a third party with respect to its performance hereunder.

     2.2  EGT represents and covenants as follows:

          (a) Authorizations.  Before December 15, 1994, EGT will use its
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reasonable best efforts to obtain the authorization to issue the shares to
NavTech envisioned by this Agreement and secure the waivers and approvals necessary for the transfer to NavTech by Philips of the EGT shares Philips owns.

     2.3  NavTech and Philips further covenant as follows:

          (a) Actions Taken.  All necessary actions of their directors and
              -------------
shareholders have been taken to authorize the execution, delivery and performance of this Agreement.

     2.4  NavTech further represents and warrants as follows:

          (a) No Restrictions on Transfer.  There are no restrictions on the
              ---------------------------
transfer by EGT to Philips of its NavTech Common Stock as contemplated by
Section 1.6 hereof.

ARTICLE 3 MISCELLANEOUS
          -------------

     3.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the Kingdom of the Netherlands.

     3.2  Force Majeure.  No party shall be liable to the others for a failure
          -------------
to perform if such performance would violate any law, statute, regulation, court order, administrative decree or judgement of any court or tribunal or other governmental or

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administrative body having jurisdiction over such person or such person's properties or assets.

     3.3  Survival.  The representations, warranties, covenants and agreements
          --------
made herein shall survive the Closing and the transactions effected on the Supplementary Closing Date.

     3.4  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, successors, assigns, heirs, executors and administrators of the parties hereto.

     3.5  Entire Agreement; Amendment.  This Agreement, the Stock Purchase
          ---------------------------
Agreement and the other documents delivered pursuant hereto and thereto or in connection with the Closing and on the Supplementary Closing Date constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, except by a written instrument signed by all parties hereto.

     3.6  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

          If to Philips, at:

               Philips Venture Capital Fund B.V.
               c/o Philips Electronics North America Corporation
               Attn:  Samuel J. Rozel, Esq.
               100 East 42nd Street
               New York, New York 10017
               Fax:  +1-212-850-7304

               with a copy to:

               Sullivan & Cromwell
               Attn:  W. Loeber Landau, Esq.
               125 Broad Street
               New York, New York 10004
               Fax: +1-212-558-3588

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          If to NavTech, at:

               Navigation Technologies
               Attn:  Chief Financial Officer
               740 East Arques Avenue
               Sunnyvale,  California  94086-3833
               Fax:  +1-408-736-3734

          If to EGT, at:

               European Geographic Technologies B.V.
               Attn: Managing Director
               de Waal 15
               5684 PH Best, The Netherlands
               Fax:  +31-4998-92078

or at such other address as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective
(i) if mailed, seven days after mailing, (ii) if delivered, upon delivery, or
(iii) if faxed, with receipt acknowledged by telephone or fax transmission one business day after transmission.

     3.7  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any party hereto upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default thereto before or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     3.8  Separability.  In case any provision of this Agreement shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and in lieu of each such illegal, invalid or unenforceable provision, the parties hereto shall negotiate in good faith to substitute a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the parties have bargained hereunder.

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     3.9  Titles and Subtitles.  The titles of the articles, sections and
          --------------------
paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.10 Scope.  Each party hereto shall be responsible for the action of all
          -----
entities under its control or controlling it and shall cause such entities to abide by the terms of this Agreement wherever applicable.

     3.11 Conflict.  To the extent that the provisions hereof conflict with any
          --------
of the provisions of the Stock Purchase Agreement relating to the transactions contemplated herein, the provisions hereof shall govern.

     3.12 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                    NAVIGATION TECHNOLOGIES CORPORATION


                    BY:    /s/ Thomas A. Lerone
                           -----------------------

                    Title:  Chief Financial Officer
                            -----------------------


                    PHILIPS VENTURE CAPITAL FUND B.V.


                    By:     /s/ Samuel J. Rozel
                            ----------------------

                    Title:   Attorney-in-fact
                             ----------------------


                    EUROPEAN GEOGRAPHIC TECHNOLOGIES B.V.


                    By:     /s/
                            ----------------------

                    Title:   Financial Managing Director
                             ---------------------------


                    PHILIPS MEDIA B.V.


                    By:     /s/ Samuel J. Rozel
                            ----------------------

                    Title:   Attorney-in-fact
                             ----------------------

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